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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): May 7, 2003

                              VALESC HOLDINGS INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                   0-31459                      23-3048857
     --------                   -------                      ----------
  (State or Other       (Commission File Number)           (IRS Employer
  Jurisdiction of                                       Identification Number)
  Incorporation)

                     16200 ADDISON ROAD, SUITE 190, ADDISON,
                                   TEXAS 75001
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (972) 931-1989

                                   VALESC INC.
                  2300 COIT ROAD, SUITE 300B PLANO, TEXAS 75075
                  ---------------------------------------------
                        (Former name and former address)


Item 5.  Other Events.

     Effective April 21, 2003, pursuant to a vote of the shareholders at a special meeting held on April 11, 2003, the Registrant changed its name from "Valesc Inc." to "Valesc Holdings Inc." in order to (1) better reflect the Registrant's near-term plan to become classified as a "business development company" and (2) effect a withdrawal of the Registrant's common stock from the settlement system provided by The Depository Trust Company, or DTC, to prevent improper short selling of the Registrant's common stock. Upon withdrawal from DTC's settlement system, DTC will no longer maintain physical possession of certificates representing the Registrant's common stock "on behalf of" participating brokers and market makers. Instead, brokers and market makers, as well as any other parties seeking to effect trades in the Registrant's common stock, will be forced to rely on physical possession of certificates by the party making the trade.

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     Concurrently with the name change, the Registrant obtained a new CUSIP number for its common stock. Shareholders should surrender to the exchange agent certificates representing their shares in exchange for new certificates reflecting the Reigstrant's new name and new CUSIP number by no later than June 30, 2003.

     In connection with the name change, effective May 7, 2003, the Registrant's ticker symbol on the NASDAQ OTC Bulletin Board was changed from "VLES" to "VLSHV." Until further notice, the Registrant's common stock will trade on a "when issued" basis.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Valesc Holdings Inc.
                                            (Registrant)


Date:  May 15, 2003                     By: /s/ Samuel Cohen
                                            --------------------
                                            Samuel Cohen
                                            President